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                                                                EXHIBIT 11(d)


                                         ASSISTANT SECRETARY'S CERTIFICATE


         I, Julie A. Tedesco, Assistant Secretary of Gabelli Capital Series Funds, Inc. (the "Fund"), hereby certify that the following resolution authorizing Bruce N. Alpert to sign the Fund's Registration Statements on behalf of Mario J. Gabelli, Chairman of the Board, President and Chief Investment Officer of the Fund, has been adopted, at a meeting of the Board of Directors duly called and held on February 26, 1997 at which a quorum was present and acting throughout:

         RESOLVED,           That the Board of Directors hereby authorizes Bruce
                             N. Alpert to execute and sign on behalf of Mario J.
                             Gabelli, Chairman of the Board, President and Chief
                             Investment Officer of the Fund, all amendments and supplements to the Fund's Registration Statement on Form N-1A pursuant to a power of attorney from Mario J. Gabelli.


         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 29th day of April 1998.

                                                           /s/ Julie A. Tedesco
                                                           Julie A. Tedesco
                                                           Assistant Secretary